Exhibit 10.1

Subscription and Shareholder Agreement

This Subscription and Shareholder Agreement (this “Agreement”) dated as of September 21, 2007, is among Heartland Financial USA, Inc., a Delaware corporation (the "Company"), and those individuals or entities who have signed this Agreement and whose subscriptions have been accepted by the Company (individually referred to as an "Investor" and collectively as the "Investors").
Recitals
A.           The Company, certain Investors and B-Opportunities LLC entered into that certain Agreement to Organize dated as of August 2, 2006 (the “Initial Agreement”), and relating to the evaluation of bank charter and acquisition opportunities in the Minneapolis-St. Paul metropolitan area (“Market Area”).
B.           The Company and the Investors (collectively, the “Organizers”) desire to organize a new bank under the laws of the State of Minnesota with its main office to be located in the Market Area, to be known as “Minnesota Bank & Trust” (the “Bank”).
C.           Pursuant to the terms of this Agreement, the Organizers intend to provide the initial capitalization of the Bank, to take all steps necessary to obtain authorization for and prepare the Bank to engage in the business of banking and to effect all of the other actions contemplated by this Agreement  (collectively, the “Transaction”).
D.           The Organizers understand that the Transaction requires the approval of the Board of Governors of the Federal Reserve System (“Federal Reserve”), Minnesota Department of Commerce (“Commerce”), and Federal Deposit Insurance Corporation (“FDIC”).
E.           Upon approval of the organization of the Bank, the Organizers will cause the Bank to issue shares of its capital stock (“Bank Stock”) to each of the Organizers in proportion to their aggregate investment in the Bank’s organization and capitalization and as otherwise provided in this Agreement.
F.           The Organizers desire to impose certain restrictions on the sale, transfer or other disposition of the Bank Stock owned by the Organizers and to give the Company and the Investors the option to purchase and sell the shares of Bank Stock owned by them under certain circumstances specified in this Agreement.
Now, Therefore, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Organizers, intending to be legally bound hereby, agrees as follows:
Agreements

Article 1
Bank Organization and Stock Subscription
Section 1.1  Charter.  The Organizers agree to take all actions reasonably required to prepare and file all regulatory applications, including, but not limited to, applications with the Federal Reserve, Commerce and FDIC, and to use their reasonable best efforts to obtain all approvals and authorizations as may be deemed necessary or advisable to establish and authorize the Bank to engage in the business of banking and otherwise to effect the Transaction.  The date the Bank commences banking business with the public is referred to as the “Charter Date.”  Each of the undersigned authorizes John K. Schmidt, an executive officer of the Company, or such other individual who may be chosen from time to time by the Company, to serve as the undersigned’s lawful agent in connection with the Transaction (the “Agent”), and further acknowledges employment of  Kate Kelly as the Bank’s proposed president (the “President”) effective July 9, 2007.  The Agent and the President, from and after the effective date of her employment, shall be primarily responsible for: (a) preparing and filing all regulatory applications deemed by them to be necessary to effect the Transaction, including, but not limited to, applications with the Federal Reserve, Commerce and FDIC (the “Applications”); (b) the preparation of all related market studies, business plans, policies, procedures and other documentation necessary to support the Applications; (c) the selection of the Bank’s main office location; (d) the identification and recruitment of the Bank’s senior management team; and (e) the identification and engagement of legal, accounting and other professionals to assist in the preparation of the Applications and organization of the Bank.  The President shall be compensated in the manner provided in the Offer of Employment from the Company to the President (the “Employment Offer”). Each of the Organizers agrees to cooperate fully with the President and the Agent in such efforts.
Section 1.2  Subscriptions for Bank Stock.
(a)  The aggregate investment in the organization and initial capitalization of the Bank shall be Sixteen Million Dollars ($16,000,000) and the Bank’s initial capitalization shall be the amount of such investment paid in as of the Charter Date, net of any pre-opening and organizational expenses that may not be included in the Bank’s capitalization (the “Initial Capitalization”) and shall be comprised of sixteen thousand (16,000) shares with a par value of ten dollars ($10) per share.  The Organizers agree to the following subscriptions for Bank Stock and to cause the Bank to accept the same upon the completion of its formation:
(i)  the Company agrees to subscribe for and purchase Twelve Thousand Eight Hundred (12,800) shares of Bank Stock representing eighty percent (80%) of the initial issuance of Bank Stock, for an aggregate investment of Twelve Million Eight Hundred Thousand Dollars ($12,800,000); and
(ii)  the Investors severally, and not jointly, agree to subscribe for and purchase that number of shares of Bank Stock set forth on his, her or its signature page to this Agreement, which shall not, in the aggregate, exceed Three Thousand Two Hundred (3,200) shares of Bank Stock or represent more than twenty percent (20%) of the initial issuance of Bank Stock, for an aggregate investment of up to Three Million Two Hundred Thousand Dollars ($3,200,000) (the “Investor Subscription Pool”). The Organizers may reserve a portion of the Bank Stock in the Investor Subscription Pool, to be allocated to Bank directors, senior management and additional key investors, as further provided in Section 2.3 of this Agreement. If, as a result of such allocation, the entire aggregate investment amount will not be paid or earned on or before the Charter Date, then the number of shares initially issued from the Investor Subscription Pool may be reduced as necessary and the un-issued portion of such shares shall be issued by the Bank as and when paid for or earned.
(b)  Except as provided below in this Section 1.2(b), payment by an Organizer of the aggregate cash amount for the Organizer’s subscription for Bank Stock (the “Subscription Amount”) shall be made in two installments, with the first installment in an amount equal to ten percent (10%) of the Organizer’s aggregate Subscription Amount (the “First Installment”), and the second installment equal to the balance of the Organizer’s Subscription Amount (the “Second Installment”).  Each of the Organizers irrevocably agrees to deliver to the Agent either cash, or check(s) made payable to “Minnesota Bank & Trust – Escrow Account”:
(i)  In the amount of the Organizer’s First Installment concurrently with the date of each Organizer’s execution of this Agreement; and
(ii)  In the amount of the Organizer’s Second Installment as and when required in order to complete the organization of the Bank and satisfy the conditions or requirements of any regulatory applications or approvals, but no later than the Charter Date, unless the Agent and the President jointly determine additional funds are needed prior to that time to complete the Transaction, in which case the Agent and President may jointly request that all or a portion of each Organizer’s Second Installment be paid in advance of such date; and in each case as reflected in a written notice to the Organizers delivered at least ten (10) days prior to the due date for payment of the Second Installment or any portion thereof.
(c)  The Organizers agree that if the Charter Date shall not have occurred by the date which is eighteen (18) months after the date of this Agreement (“Termination Date”), unless such time is extended by written agreement of the Company and Investors who have subscribed for not less than a majority of the shares in the Investor Subscription Pool, this Agreement shall terminate and each of the Organizers shall:
(i)  receive a pro rata portion of that portion of the Subscription Amount previously paid by the Organizers after satisfaction of all expenses incurred in attempting to organize the Bank and complete the Transaction; and
(ii)  accept such distribution in full satisfaction of any amounts due under this Agreement to or from any of the other Organizers, including the Company.
Notwithstanding the foregoing, in the event the Investors do not agree to extend the Termination Date in the manner provided above and the Charter Date has not occurred before the originally scheduled Termination Date, then the Company shall have the option, in its sole discretion and in lieu of terminating this Agreement, to assume the rights, duties and obligations of the Investors with respect to the Transaction, the Bank and the Investor Subscription Pool by paying each of the Investors the entire Subscription Amount previously paid by them and not otherwise reimbursed in accordance with this Section.
Section 1.3  Deposit and Pre-Opening Expenditure of Organizers’ Funds.  All funds collected from the Organizers pursuant to this Agreement (the “Organizers’ Funds”) shall be deposited into a non-interest bearing account (the “Organization Account”) established with the Dubuque Bank and Trust Company, Dubuque, Iowa (the “Escrow Bank”).  Upon the signature of the President or Agent, funds may be withdrawn from the Organization Account only to be used to pay normal and customary expenses relating to the Transaction, including, but not limited to, the following:
(a)  expenses arising from or relating to the organization, capitalization and operation of the Bank, including the filing of all necessary regulatory applications with the Federal Reserve, Commerce and FDIC to effect the Transaction;
(b)  accounting, auditing, legal, market study, investment banking, due diligence and appraisal expenses relating to or in connection with the Transaction;
(c)  salary payments to the President and to any other proposed officers or employees of the Bank that are deemed necessary by the Agent;
(d)  expenses relating to the lease, acquisition or development of real estate for the Bank’s main office; and
(e)  other expenses arising from or directly relating to the Transaction;
provided, however, that any expenditure in excess of Five Thousand Dollars ($5,000) shall require the joint authorization of the President and the Agent.  The President and the Agent shall jointly compile a budget of estimated expenses relating to the Transaction (the “Operating Budget”).  The Organizers hereby acknowledge that the President and the Agent may begin making withdrawals from the Organization Account immediately, and accordingly, if the Transaction were not consummated, the Organizers would not receive a refund of 100% of the Subscription Amount paid by the Organizers, as provided in Section 1.2. The Organizers further acknowledge and agree that B-Opportunities LLC has incurred expenses on behalf of the Investors which shall not be eligible for payment from the Organizers’ Funds but for which B-Opportunities may seek reimbursement from the Investors who were not party to the Initial Agreement in an aggregate amount not to exceed thirty thousand dollars ($30,000).
Section 1.4  Books and Records.  The President shall ensure that proper records of all expenditures from the Organization Account are maintained and such records shall be available for inspection by any Organizer.
Article 2
Restrictions on Transfer and Issuance of Bank Stock
Section 2.1  Transfer Restrictions.  Except as otherwise provided in this Agreement, from the date of this Agreement through the seventh anniversary of the Charter Date (the “Restriction Period”) each of the Investors hereby agrees that he, she or it shall not: (a) directly or indirectly, sell, exchange, assign, transfer, pledge, hypothecate, give away (by lifetime transfer) or otherwise encumber or dispose of any Bank Stock at any time owned by him, her or it, and (b) for Investors that are entities or trusts, issue or permit the sale, exchange, transfer, pledge, hypothecation, gift, encumbrance or disposal of any stock, membership interests, partnership interests, or other beneficial interest in such entity or trust, or otherwise effect a change in the individual or individuals that control such entity or trust at the time the entity or trust became an Investor, whether in their capacity as trustee, general partner, manager or otherwise (each act or occurrence described in (a) or (b) individually and collectively a “Transfer”) without the express prior written consent of the Company, provided, however, that the foregoing shall not prohibit the Transfer of Bank Stock without prior written consent of the Company by an Investor that is not an entity or trust, subject to the restrictions, terms and conditions of this Agreement, to any "Permitted Transferee" which, as to each Investor shall mean an entity or trust which is and will continue to be for so long as it holds Bank Stock: (a) controlled by such Investor or by such Investor and one or more other Investors, and (b) owned by or for the benefit of such Investor(s), the parents, spouse, lineal descendants or siblings of such Investor(s), and/or an entity or trust that itself satisfies the foregoing criteria; provided that each recipient of any Bank Stock Transferred pursuant to this paragraph is or becomes a party to this Agreement and agrees to be bound by its terms, and provided further that for Investors that are entities or trusts, that no prior written consent is required for a Transfer of any stock, membership interests, partnership interests, or other beneficial interest in such entity or trust that would not effect a change in the individual or individuals that control such entity or trust at the time the entity or trust became an Investor.
Section 2.2  Involuntary Transfers. If there is an involuntary Transfer or proposed involuntary Transfer of an Investor’s Bank Stock (e.g. through divorce, bankruptcy, etc.)  at any time (an “Involuntary Transfer”), then each of the Investor, the Investor’s creditor, trustee, or other person or entity in possession of the power of sale over any Bank Stock, and the involuntary transferee or transferees of any Bank Stock, as the case may be, shall give the Company at least sixty (60) days prior written notice of any proposed, pending, or threatened Transfer, or, with respect to an Involuntary Transfer that does not permit the delivery of such prior notice, as soon as permitted after the Investor has knowledge of an actual or proposed Involuntary Transfer. Upon receipt of such notice, the Company shall have the option, in its sole discretion, to purchase from the Investor, any actual or intended transferee, or person or entity with the power of sale, any Bank Stock subject to the actual or proposed Involuntary Transfer, in the manner provided in Article 3 of this Agreement. In the event the Company fails to exercise its option under this Section and Article 3, then the Investor, intended transferee or person or entity with the power of sale for such Bank Stock shall be entitled to all of the benefits and subject to all of the restrictions applicable to Investors and their Bank Stock, as set forth in this Agreement.
Section 2.3  Other Additional Capital.
(a)  The Organizers agree that the Bank may, from time to time, issue additional shares of Bank Stock to senior management and directors of the Bank, either as compensation, or in exchange for the investment of additional capital or both (“Management Stock”), or to other individuals that the Board of Directors of the Bank (the “Board”) determines are likely to make a material contribution to the growth and successful operation of the Bank in exchange for additional capital (“Key Investor Stock”), provided that:
(i)  from and after the date any Management Stock or Key Investor Stock is issued, such shares shall be deemed Bank Stock covered by this Agreement and each new investor in shares of Bank Stock shall execute and become an Investor under this Agreement;
(ii)  no more than Five Hundred Thousand Dollars ($500,000) worth of Management Stock and Key Investor Stock will be so issued without the prior written consent of a majority of the Investors;
(iii)  except as otherwise provided in this Agreement, the value or price used for determining the amount of compensation or the investment required for any issuance of Management Stock or Key Investor Stock authorized by the Organizers on or before the Charter Date shall be the same per share price applicable to the Organizers and thereafter shall be as determined by the Board, based on such factors as the Board may deem reasonable and appropriate, including, but not limited to the book value and market value of Bank Stock as well as the value of the anticipated contributions of the officer, director or key investor to receive the new shares, but in no event at a value or for a price less than book value; and
(iv)  the Company shall be entitled to purchase that number of additional shares of Bank Stock necessary to maintain the Company’s percentage ownership of all outstanding shares of Bank Stock at eighty percent (80%) and at the same per share price applicable to the proposed issuance of Management Stock or Key Investor Stock.
(b)  The Organizers agree that, except as otherwise provided in this Section 2.3, any additional capital needed by the Bank may be contributed by the Company in return for the issuance of additional Bank Stock, provided, however, that:
(i)  the price per share shall be as determined by the Board, based on such factors as the Board may deem reasonable and appropriate, including, but not limited to the book value and market value of Bank Stock, but in no event at a price less than book value;
(ii)  prior to any proposed issuance of additional Bank Stock, the Company shall allow the Investors the right to purchase additional Bank Stock up to that number of shares that would be necessary to allow the Investors to maintain the same percentage ownership of outstanding Bank Stock they enjoyed prior to the issuance of any additional Bank Stock;
(iii)  any right of an Investor to purchase any additional shares of Bank Stock pursuant to the provisions of this Section shall not be transferable or assignable (except as provided in Section 2.1) and any shares of Bank Stock purchased in connection with the exercise of such right would be subject to all the terms of this Agreement;
(iv)  any purchase of additional Bank Stock by an Investor pursuant to the terms of this Section must be made on the same terms and conditions as the Company; and
(v)  any such offer to purchase additional Bank Stock shall be made to all the Investors in compliance with applicable laws and regulations.
Except as expressly provided in this Section or as required by applicable law, each of the Investors hereby acknowledges that they shall have no rights to subscribe for additional Bank Stock.
Article 3
Repurchase Options
Section 3.1  Repurchase Option Following Fifth Anniversary.
(a)  Beginning on the fifth anniversary of the Charter Date (the “Fifth Anniversary”) and as of the end of each calendar quarter thereafter, the Company shall have the option, but is not obligated to, purchase from the Investors, and each of the Investors agrees, upon exercise of such option, to sell to the Company, all Bank Stock then owned by the Investors on the terms set forth in this Section (“Company Option”).  The Company may exercise the Company Option by delivering written notice to all Investors no later than thirty (30) days after the later of the Fifth Anniversary or the end of the most recent calendar quarter, stating that the Company Option is being exercised. The total purchase price for the Investors’ Stock shall be an amount equal to the Repurchase Price, as defined below.
(b)  Except as provided in this Section, the “Repurchase Price” shall be the appraised value of Bank Stock as of the later of the Fifth Anniversary or the end of the most recent calendar quarter (“Appraisal Date”), as determined by Alex Sheshunoff Management Services, Inc. or its successor, or if neither such firm nor its successor is still in existence and performing appraisals of the stock of commercial banks, then by an independent, nationally recognized appraisal firm with no less than ten (10) years of experience in appraising the stock of commercial banks, jointly selected by the Company and the Investors (the “Appraised Value”). In no event shall the Appraised Value be an amount that is less than the Floor (defined below) or greater than the Cap (defined below). For purposes of this Agreement, the “Floor” shall be an amount equal to a six percent (6%) compounded annual return on the Investors’ investment, provided that in the event the Company Option is not exercised as of Fifth Anniversary, the compounded annual rate of return shall be Prime plus two percent (2%) for the period following the Fifth Anniversary.  For purposes of this Agreement, the “Cap” shall be: (x) an amount equal to 3.0 times the tangible book value of Bank Stock as of the Appraisal Date if the book value of the Bank’s total assets is two hundred million ($200,000,000) or more, the Bank has a net profit for the prior twelve month period or on average over the prior two years, and the Bank is not subject to a regulatory enforcement order, civil money penalty notice, memorandum of understanding or similar enforcement action, or (y) in all other circumstances, an amount equal to 2.25 times the tangible value of Bank Stock as of the Appraisal Date.  For purposes of this Section: (i) the Appraised Value of Bank Stock shall be determined as if 100% of the Bank were being sold; (ii) if the value of the Bank or Bank Stock is presented as a range, the Appraised Value shall be the mid-point of such range; (iii) the Bank’s net income and book value shall be adjusted on an after tax basis to exclude any expenses for the management performance pool, as described in the President’s Employment Offer under “Additional Bonus”, provided that the aggregate Repurchase Price shall also be reduced by the amount of such excluded after tax expenses unless the Repurchase Price is equal to the Floor or Cap; and (iv) if corporate overhead is allocated by the Company to the Bank in a manner which is inconsistent with established company methodology for allocations to its affiliates and subsidiaries, then the Bank’s net income and book value will be adjusted on an after tax basis to reflect a corporate overhead allocation consistent with such methodology.
(c)  The Repurchase Price shall be paid to Investors (pro rata based upon their respective percentage ownership of Bank Stock) in two parts:
(i)  the first part of the Repurchase Price, which shall be equal to each Investor’s total investment as reflected on such Investor’s signature page to this Agreement, shall be paid to the Investor, at the Investor’s election (but subject to compliance with any applicable securities laws) in cash, common stock of the Company (“Company Stock”) or a combination of cash and Company Stock; and
(ii)  the second part of the Repurchase Price, which shall be equal to each Investor’s pro rata share of the remaining balance of the total Repurchase Price, shall be paid to each Investor, at the Company’s election (but subject to compliance with any applicable securities laws) in cash, Company Stock or a combination of cash and Company Stock.
For purposes of this Section, the per share value of Company Stock shall be equal to the VWAP, which means the volume weighted average price per share of Company Stock, rounded to the nearest one-hundredth of a cent, during the ninety (90) days prior to the Fifth Anniversary.  For purposes of this Agreement, the VWAP shall be calculated using the default criteria for the function known as “Bloomberg VWAP” of the AQR function for Company Stock on the automated quote and analytical system distributed by Bloomberg Financial LP.
Section 3.2  Other Sales to or Purchases by the Company. At any time after the date hereof, an Investor may offer to sell all or part of his, her or its Bank Stock to the Company and, upon acceptance of such offer by the Company in its sole discretion, such Bank Stock may be sold to the Company, for a purchase price of not less than such Investor’s total investment as reflected on such Investor’s signature page to this Agreement, plus a six percent (6%) annually compounded rate of return on such investment, and on such other terms and conditions as such Investor and the Company may mutually agree. If at any time after the date hereof, any Bank Stock of an Investor is subject to an Involuntary Transfer, then the Company shall have the option, in its sole discretion, to purchase such Bank Stock for a purchase price equal to such Investor’s total investment as reflected on such Investor’s signature page to this Agreement, plus a six percent (6%) annually compounded rate of return on such investment (the “Involuntary Transfer Option”). The Company’s Involuntary Transfer Option may be exercised by delivery of notice to the Investor, intended transferee or person or entity with the power of sale of such Bank Stock within thirty (30) days after the Company receives actual notice of a proposed, pending, or actual Involuntary Transfer.  Notwithstanding the foregoing, an Investor shall first offer all, but not less than all, of his, her or its Bank Stock to the other Investors on a pro rata basis provided that such sale or transfer lawfully is exempt from registration under the Act, as hereinafter defined, and state securities laws.
Section 3.3  Repurchase Upon Company Change of Control.  If at any time after the date hereof there is a proposed “Change of Control” (as defined below), then immediately prior to such Change of Control, either (a) the Company, or its successor, shall purchase from the Investors, and each Investor agrees to sell to the Company or its successor, all of the Bank Stock then owned by the Investors at a price per share equal to the Control Premium Price (defined below) or, (b) the Investors may elect to exchange their shares of Bank Stock for the same consideration to be received by holders of common stock of the Company in the transaction comprising the Change of Control, on an as if converted basis using a per share exchange ratio equal to the book value per share of Bank Stock divided by the book value per share of Company common stock as of the end of the most recent calendar quarter.  For purposes of this Section, a “Change of Control” shall mean a transaction resulting in the acquisition by any person or entity (a “Company Acquirer”) of:
(a)  legal or beneficial ownership (as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of greater than two thirds (2/3) of the then issued and outstanding Company Stock through any transaction; or
(b)  all or substantially all of the assets of the Company.
The “Control Premium Price” shall be equal to the per share book value of the Investor’s equity interest in the Bank, multiplied by the same multiple of book value as paid by the Company Acquirer for the stock or assets of the Company.  For example, if the Company is sold to another entity for three times the Company’s book value, the Control Premium Price would be equal to three times the per share book value of the Investor’s equity interest in the Bank. In the event the consideration to be paid by the Company Acquirer is not comprised entirely of cash, then, for purposes of determining the Control Premium Price, any non-cash consideration shall be valued as agreed to by the parties or, absent such an agreement, the value provided in the applicable acquisition agreement or, if no value is provided, the VWAP of any publicly traded securities or the appraised fair market value of any other non-cash consideration. For purposes of this section, VWAP shall mean the volume weighted average price per share of such securities, rounded to the nearest one-hundredth of a cent, during the ninety (90) days prior to repurchase by the Company.
Section 3.4  Terms, Time and Place of Closing.
(a)  Except as otherwise specifically provided by the terms of this Article, the purchase price of any Bank Stock purchased by the Company or its successor from any Investor pursuant to the terms of this Article 3 shall be paid by wire transfer of immediately available funds to the selling Investor or Investors in the amount of the purchase price prescribed by the terms of this Article 3.
(b)  Except as otherwise specifically provided by the terms of this Article 3, the closing of the purchase and sale of any Bank Stock to be purchased and sold pursuant to the provisions of this Article (the “Closing”) shall be held at such place and time and on such date as may mutually be agreed upon in writing by the Investor and the Company, or, if they fail to agree, at the main office of the Company at 10:00 a.m. on the later of:
(i)  the tenth (10th) Business Day (as defined below) following the determination of the purchase price to be paid in connection with such purchase of such Bank Stock;
(ii)  thirty (30) Business Days following the action or occurrence that triggers the obligation to purchase such Bank Stock; and
(iii)  five (5) Business Days after the receipt of any necessary regulatory approvals for such purchase.
(c)  Except as otherwise specifically provided by the terms of this Article 3, at the Closing, the Company shall make the delivery described in subsection (a) of this Section and the selling Investor shall deliver to the Company free and clear of all liens, claims and encumbrances (other than those imposed by this Agreement and evidenced by the legend provided for below), a certificate or certificates representing the Bank Stock to be purchased and sold, duly endorsed in blank, with all taxes on the transfer, if any, paid by the transferor thereof.
(d)  The consummation of any purchase of Bank Stock pursuant to this Article (the “Sale Stock”) shall be subject to the receipt by the Company of any necessary regulatory approvals, which the Company agrees to use its commercially reasonable best efforts to obtain as soon as practicable, provided, however, that if the Company is unable to obtain such regulatory approvals within one hundred twenty (120) days after the last date provided in Section 3.4(b)(i) or Section 3.4(b)(ii), or such longer period of time as may be mutually agreed upon by the Company and the sellers of the Sale Stock, then:
(i)  each of the prospective sellers of the Sale Stock shall be released from any further obligations pursuant to the terms of this Agreement solely with respect to such Sale Stock and shall be free to sell the Sale Stock to any person or entity free of any lien or encumbrance imposed by the terms of this Agreement; and
(ii)  the Company shall be released from any further obligations pursuant to the terms of this Agreement with respect to the purchase of the Sale Stock and shall have no further rights or obligations with respect to the Sale Stock, other than as set forth in Section 3.5 and Section 3.6.
Section 3.5  Tag Along Right.  If the Company proposes to sell or transfer control of more than a fifty percent (50%) interest in the Bank to any non-Affiliate of the Company in one transaction or in a series of related transactions (a “Tag Along Sale”), then the Investors shall each have the right to participate in such Tag Along Sale on the following terms:
(a)  The Company shall give the Investors not less than thirty (30) days written notice (“Tag Along Sale Notice”) of its intention, describing the price offered, all other material terms and conditions of the Tag Along Sale and, if the consideration payable pursuant to the Tag Along Sale consists in whole or in part of consideration other than cash, such information relating to such other consideration as any Investor may reasonably request.
(b)  In connection with any Tag Along Sale, each Investor shall have the right, in his, her or its sole discretion, to participate in such sale on a pro rata basis and upon substantially the same terms and conditions, including the amount and form of consideration, as the Company, with respect to all, but not less than all, of such Investor’s Bank Stock.  The Investor shall exercise the rights under this Section 3.5 (if at all) within thirty (30) days after receipt of the Tag Along Sale Notice by submitting written notice of such exercise to the Company.  Upon the exercise of such rights, each Investor shall deliver his, her or its Bank Stock to the purchaser on substantially the same terms and conditions as the Company as set forth in the Tag Along Sale Notice.
(c)  For purposes of this Agreement,
(i)  “Person” means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization; and
(ii)  “Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.  For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
Section 3.6  Right to Compel Sale.
(a)  Subject to the provisions of this Section, if at any time the Company proposes to sell shares of Bank Stock representing more than a 50% interest in the Bank, then the Company shall have the right, exercisable as set forth below, to compel all of the Investors to sell to the third party purchaser (a “Compelled Sale”) all, but not less than all, of the Bank Stock then held by them.  In connection with any Compelled Sale, such Investors will receive the same consideration payable to the Company and be on the same terms and conditions applicable to the Company.
(b)  If the Company elects to exercise its right to cause a Compelled Sale, it will deliver written notice (a “Compelled Sale Notice”) to each Investor, setting forth the consideration and describing all other material terms and conditions of the Compelled Sale, including the proposed closing date, which shall not be less than thirty (30) days after the date the Compelled Sale Notice is delivered.  Each Investor will deliver the Bank Stock held by each such Investor to the third party purchaser in accordance with the terms set forth in the Compelled Sale Notice upon receipt of the consideration provided for therein.
(c)  Notwithstanding the provisions of Section 3.6(a) and Section 3.6(b), and in lieu of complying with the Compelled Sale Notice, any Investor shall have the right to purchase from the Company all, but not less than all, of the shares of Bank Stock the Company desires to sell, but only on the same terms and conditions as described in the Compelled Sale Notice, including the proposed closing date (the “Minority Right of First Refusal”).  If by no later than thirty (30) days after the date the Compelled Sale Notice is delivered, an Investor delivers to the Company his, her or its binding written commitment to exercise this Minority Right of First Refusal and specifying all of the terms of such purchase, together with evidence reasonably satisfactory to the Company of the financial capability to consummate such exercise (the “Notice of Exercise”), then all Investors shall be released from their obligation to participate in the Compelled Sale, provided, however, that if the exercise of the Minority Right of First Refusal described in the Notice of Exercise does not occur in accordance with the terms specified therein, then all Investors shall again be subject to the obligation to participate in the Compelled Sale. If more than one Investor delivers Notice of Exercise, as required by this Section, then such Investors’ rights to purchase the shares of Bank Stock the Company desires to sell shall be allocated among such Investors, pro-rata based on their ownership of Bank Stock prior to such transaction.
Article 4
Representations, Warranties And Covenants
Section 4.1  Bank and Bank Operations.  Each of the Organizers agrees to use its, his or her best efforts to cause the Bank to be successful.  Each of the Organizers acknowledges and agrees that in addition to core deposit growth, the Organizers will work to expand the Bank’s operations through selected acquisitions of banks and other financial institutions in the Market Area, provided, however, that no offer will be made for any such institution without the prior consent of the Company.
Section 4.2  Representations, Warranties and Covenants.  Each of the undersigned Organizers hereby represents and warrants to, and acknowledges to and agrees with, the Agent, the President and each other Organizer as follows:
(a)  The Organizer and, if applicable, the attorney, accountant, executive officer or financial investment advisor for the Organizer (collectively, “Advisor”), has had a reasonable opportunity to ask questions of and receive information and answers from the other Organizers and persons acting on behalf of the Bank concerning the Transaction and investment in Bank Stock, all such questions asked have been answered and all such information requested has been provided to the full satisfaction of the Organizer or the Organizer’s Advisor. Such information and future oral and written statements of the Organizers, the Company, the Bank or their management may contain projections or forward-looking statements with respect to the Bank’s financial condition, results of operations, plans, objectives, future performance and business. Projections and forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Organizers, the Company, the Bank or their management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all such information, including projections and other forward-looking statements, speak only as of the date they are made, and the Organizers, the Company, the Bank or their management undertake no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Organizers, the Company, the Bank or their management to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies concerning the Bank's general business; (iv) changes in interest rates and prepayment rates of the Bank's assets; (v) deposit and loan originations and growth; (vi) Bank asset quality and provisions for loan losses; (vii) non-interest expense and overhead; (viii) increased competition in the financial services sector and the inability to attract new customers; (ix) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (x) the loss of key executives or employees; (xi) changes in consumer spending; (xii) unexpected results of acquisitions; (xiii) unexpected outcomes of new litigation involving the Bank; and (xiv) changes in accounting policies and practices. Each Organizer acknowledges that these risks and uncertainties should be considered in evaluating projections and forward-looking statements and undue reliance should not be placed on such projections or statements.
(b)  Each Investor acknowledges that he, she or it has received and had an opportunity to review the Company’s most recent Form 10-K in connection with such Investor’s agreement to accept Company Stock upon exercise of the Company Option, to the extent and in the manner provided in Section 3.1.  No offering memorandum, prospectus, private placement memorandum or financial projections have been prepared and provided to any Organizer with respect to their investment in Bank Stock or the Transaction and no oral or written representations have been made or oral or written information furnished to the Organizer or the Organizer’s Advisor(s) in connection with the Organizer’s agreement to purchase Bank Stock that is in any way inconsistent with the information stated in this Agreement. The Organizer is investing in a de novo bank to be organized subsequent to his or her or its investment and with no financial or operating history, and that the organization and operation of the Bank therefore entails significant risks.
(c)  The Organizer is not investing as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to each of the undersigned generally or in connection with investments in securities.
(d)  The Organizer’s overall commitment to investments that are not readily marketable is not disproportionate to the Organizer’s net worth and the Organizer’s investment in the Bank will not cause such overall commitment to become disproportionate to the Organizer’s net worth.
(e)  Each Organizer that is an individual has reached the age of majority in the state in which the Organizer resides, has adequate net worth and means of providing for the Organizer’s current needs and personal contingencies, is able to bear the substantial economic risks of the investment in the Bank as evidenced by this Agreement, understands the purchase of the Bank Stock is a long-term investment and has no need for liquidity in such investment, is in a financial position to hold the investment in Bank Stock for an indefinite period of time, and, at the present time, could afford a complete loss of such investment.
(f)  The Organizer, individually or acting through its executive officers, has such knowledge and experience in financial and business matters so as to enable the Organizer to utilize the information made available to him, her or it in connection with his, her or its investment in the Bank in order to evaluate the merits and risks of such an investment and to make an informed investment decision with respect thereto and the Organizer has carefully evaluated the risk of such investment.
(g)  The Organizer is not relying on the Agent, the President, any other Organizer or any other person acting on behalf of the Bank, the Agent, the President or any of the other Organizers with respect to the Organizer’s economic considerations relating to this investment; and in regard to such considerations, the Organizer has relied on the advice of, or has consulted with, his, her or its own Advisor(s).
(h)  Each Organizer that is also an Investor has reviewed with the Organizer’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement, and have and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Organizer understands that the Organizer (and not the Company) shall be responsible for the Organizer’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(i)  Each Organizer that is also an Investor represents and warrants that he, she or it is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Bank Stock in the state set forth on such Organizer’s signature page below under “Addresses” and that the shares are being purchased in the Organizer’s name solely for his, her or its own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.
(j)  Each Organizer that is also an Investor acknowledges that the Company is under no obligation to register any Company Stock that the Organizer may receive pursuant to the terms of this Agreement, and further acknowledges that the receipt by the Organizer of any Company Stock is subject to the Company’s ability to satisfy the requirements of any applicable federal or state securities laws, provided, however, that during the two and one-half (2½) year period following the issuance by the Company to any Investor of any shares of the Company’s common stock pursuant to the terms of this Agreement, the Company agrees to use its best efforts to file in a timely manner all reports required to be filed with the Securities and Exchange Commission.
(k)  Each Organizer that is also an Investor represents and warrants that none of the funds the Organizer will use to purchase Bank Stock will be borrowed funds.
(l)  The Organizer recognizes that an investment in Bank Stock involves a number of significant risks, including, without limitation, the following considerations:
(i)  no Federal or state agency has passed upon the Bank Stock or made any finding or determination as to the fairness of the investment in Bank Stock;
(ii)  the shares of Bank Stock have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state;
(iii)  there is no established market for the Bank Stock and it is unlikely that a public market for the Bank Stock will develop; and
(iv)  the transferability of shares of Bank Stock will be further restricted and governed by this Agreement.
(m)  EACH ORGANIZER THAT IS AN INVESTOR ACKNOWLEDGES THAT THE INVESTMENT REPRESENTATIONS AND DECLARATIONS MADE ON SUCH ORGANIZER’S SIGNATURE PAGE TO THIS AGREEMENT ARE REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE ACT AND STATE LAWS BEING RELIED ON BY THE BANK WITH RESPECT TO THE OFFER AND SALE OF THE SECURITIES, ARE TRUE AND CORRECT AS OF THE DATE OF HIS, HER OR ITS EXECUTION OF THIS AGREEMENT AND WILL BE TRUE AND CORRECT AS OF THE CHARTER DATE. ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL. EACH ORGANIZER THAT IS AN INVESTOR AGREES TO FURNISH ANY ADDITIONAL INFORMATION WHICH THE COMPANY AND ITS COUNSEL DEEM NECESSARY TO VERIFY THE RESPONSES SET FORTH BELOW.
(n)  The Organizer acknowledges that a legend will be placed on each certificate representing the Bank Stock substantially as follows:
The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and have not been registered under any state securities laws.  These Securities may not be sold, offered for sale or transferred without first obtaining (i) an opinion of counsel satisfactory to the Bank that such sale or transfer lawfully is exempt from registration under the Act and under the applicable state securities laws, or (ii) such registration.
Voluntary and involuntary transfer of any of the shares represented by this certificate are governed by and in all respects subject to the terms and conditions of that certain Subscription and Shareholder Agreement among Heartland Financial USA, Inc. and certain other holders of this Bank’s capital stock dated as of ________ __, 200___, an executed copy of which has been deposited with the Secretary of the Bank at its registered office in ____________, Minnesota.  Such Agreement imposes certain obligations on the holder of these shares in certain circumstances, which obligations and circumstances are described therein.  No transfer of such shares will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such Agreement.
(o)  Within five (5) days after receipt of a request from the Agent or the President, the Organizer hereby agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and ordinances to which the Bank is subject.
(p)  The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the Organizer in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the delivery of such statement or document and as of the Charter Date, as if made on and as of such dates, and shall survive such date.
Section 4.3  Indemnification.  Each Organizer agrees to indemnify and hold harmless the Bank, the Agent, the President and each of the other Organizers and all of their respective agents and representatives who are associated with the Transaction and investment in Bank Stock and all of the proposed officers and directors of the Bank against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with the Transaction and investment in Bank Stock.
Section 4.4  Additional Information.  Each of the undersigned hereby acknowledges and agrees that the Agent or the President may make or cause to be made such further inquiry and obtain such additional information from any of the undersigned as the Agent or President  may deem appropriate, and each of the undersigned hereby agrees to cooperate fully with the Agent and the President in this regard.
Section 4.5  Irrevocability; Binding Effect.  Each of the undersigned hereby acknowledges and agrees that:
(a)  the undersigned is not entitled to cancel, terminate or revoke this Agreement or any agreements of each of the undersigned hereunder; and
(b)  this Agreement and such other agreements shall survive the death or disability of each of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.
Article 5
Miscellaneous
Section 5.1  Modification.  Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the Company, on the one hand, and those Investors subscribing for or holding a majority of the shares of Bank Stock in the Investor Subscription Pool, on the other hand.  The Bank and all of its Organizers shall be bound by any such modification, waiver, discharge or termination.
Section 5.2  Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail with first class postage prepaid to any Organizer at the address set forth on each Organizer’s signature page hereto or to such other person or place as an Organizer shall furnish to the other Organizers in writing.  Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective:
(a)  if delivered by hand, when delivered;
(b)  if mailed in the manner provided in this Section, five (5) Business Days after deposit with the United States Postal Service;
(c)  if delivered by overnight express delivery service (receipt requested), on the next Business Day after deposit with such service; and
(d)  if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.
For purposes of this Agreement, “Business Day” means any day except Saturday, Sunday and any day on which the Escrow Bank is authorized or required by law or other government action to close.
Section 5.3  Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.
Section 5.4  Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all prior oral or written agreements or understandings with respect to the subject matter hereof, including but not limited to the Initial Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.
Section 5.5  Severability.  Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.
Section 5.6  Assignability.  This Agreement is not transferable or assignable by any of the undersigned, except as otherwise specifically provided in Articles 2 and 3.
Section 5.7  Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applied to residents of that state executing contracts wholly to be performed in that state.  Each of the undersigned irrevocably agrees that, subject to Section 5.8, any action or proceeding in any way, manner or respect arising out of this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith shall be litigated only in the courts having situs within the City of Dubuque, the State of Iowa, and each of the undersigned hereby consents and submits to the jurisdiction of any state or federal court located within such city and state.  Each of the undersigned hereby waives any right the Organizer may have to transfer or change the venue of any litigation brought against the undersigned by the Bank or the Agent.
Section 5.8  Dispute Resolution.  Unless otherwise specifically provided for in this Agreement, all disputes, controversies, claims or disagreements arising out of or relating to this Agreement, (singularly, a “Dispute,” and collectively, “Disputes”) shall be resolved in the following manner (the “Dispute Resolution Process”), provided, however, that the Dispute Resolution Process shall be commenced only if (x) requested in a written notice (the “Notice of Dispute”) describing the Dispute that is delivered to all parties to this Agreement and signed by either the Company, or by Investors subscribing for or holding a majority of the shares of Bank Stock in the Investor Subscription Pool and representing the joint position of all such Investors signing the Notice of Dispute and (y) the Dispute has a liquidated monetary value of greater than Five Hundred Thousand Dollars ($500,000):
(a)  First, within ten (10) days after the receipt of Notice of Dispute, the parties representing the two opposing sides of the Dispute, or representatives of such parties with decision making authority (collectively, the “Dispute Parties,” and individually, a “Dispute Party”) shall meet and negotiate in good faith for a period of fifteen (15) days in an effort to resolve the Dispute.
(b)  Second, if within such fifteen (15) day period, the Dispute Parties have not succeeded in negotiating a resolution of the Dispute, they agree to submit the Dispute to mediation in Chicago, Illinois, in accordance with the Commercial Mediation Rules of the American Arbitration Association (“Mediation”) and to bear equally the costs of the Mediation.  The Dispute Parties will jointly appoint a mutually acceptable mediator, provided, however, that if they are unable to agree upon such appointment within ten (10) days from the conclusion of the negotiation period described in Section 5.8(a), then the Dispute Parties shall request the American Arbitration Association to appoint an appropriate mediator.  The Dispute Parties shall agree to participate in good faith in the Mediation and negotiations related thereto for a period of thirty (30) days.
(c)  Third, if the Dispute Parties are still unable to resolve the Dispute within such thirty (30) day mediation period, the Dispute Parties shall resolve the Dispute by submitting the Dispute to binding arbitration in Chicago, Illinois, pursuant to the procedures set forth in Section 5.8(d) (“Arbitration”).
(d)  Each Dispute Party shall submit the Dispute to Arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Chicago, Illinois, and under the jurisdiction of the American Arbitration Association in Chicago, Illinois, subject to the following provisions:
(i)  Each Dispute Party shall set forth in writing and deliver to the arbitrators its position on the issue(s) in Dispute, provided, however, that in all Disputes, there shall be only two positions:  the Company’s position and the joint position of all Investors who signed the related Dispute Notice.  The arbitrators shall have the authority only to rule in favor of one of the two stated positions of one of the Dispute Parties with respect to each different issue, with no compromises or alternative solutions permitted.  The arbitrators shall have the authority to rule for a different Dispute Party with respect to each different issue presented.  If one of the Dispute Parties fails to submit its position to the arbitrators within the time period provided therefor, the arbitrators shall rule in favor of the stated position of the Dispute Party submitting such position.
(ii)  Within ten (10) days after submittal of the Dispute to Arbitration, the Dispute Parties shall agree upon an arbitrator.  If the Dispute Parties are unable to agree upon an arbitrator, within fifteen (15) days after submittal to arbitration, each Dispute Party shall appoint an arbitrator and within ten (10) days of their appointment the two arbitrators so chosen shall nominate a third arbitrator.  If within such ten (10) day period the two arbitrators fail to nominate the third arbitrator, upon written request of either Dispute Party, the third arbitrator shall be appointed by the American Arbitration Association from its commercial dispute panel of arbitrators and both Dispute Parties shall be bound by the appointment so made.  If either of the Dispute Parties shall fail to appoint an arbitrator as required under this Section 5.8(d)(ii), the arbitrator appointed by the other Dispute Party shall be the sole arbitrator of the matter.
(iii)  The decision of the arbitrators (or such single arbitrator) shall be made within thirty (30) days of the close of the hearing in respect of the Arbitration (or such longer time as may be agreed to, if necessary, which agreement shall not be unreasonably withheld, conditioned or delayed) and the award rendered by a majority of the panel of arbitrators (or such single arbitrator) when reduced to writing and signed by them shall be final, conclusive and binding upon the Dispute Parties.  Any award rendered shall be final and conclusive upon the Dispute Parties and upon all other Investors and a judgment thereon may be entered in the highest court of a forum, state or federal, having jurisdiction.  The expenses of the Arbitration shall be borne equally by the Dispute Parties, provided that each party shall pay for and bear the cost of its own experts, evidence and attorneys’ fees, provided, however, that in the discretion of the arbitrators, any award may include the fees and costs of a Dispute Party’s attorney if the arbitrator expressly determines that the Dispute Party against whom such award is entered has caused the Dispute, controversy or claim to be submitted to Arbitration in bad faith or as a dilatory tactic.  No Arbitration shall be commenced after the date when institution of legal or equitable proceedings based upon such subject matter would be barred by the applicable statute of limitations.
(iv)  Notwithstanding anything contained in this Section 5.8(d), any Dispute Party shall be entitled to:
(A)  commence legal proceedings seeking such mandatory, declaratory or injunctive relief as may be necessary to define or protect the rights and enforce the obligations contained herein or to maintain the “status quo ante” of the parties to this Agreement pending the settlement of a Dispute in accordance with the arbitration procedures set forth in this Section 5.8(d);
(B)  commence legal proceedings involving the enforcement of an Arbitration decision or award or judgment arising out of this Agreement, or
(C)  join any Arbitration or legal proceeding arising out of this Agreement with any other Arbitration or legal proceeding arising out of this Agreement.
The “status quo ante” is defined as the last peaceable, uncontested status between the parties to this Agreement, provided, however, that neither the party bringing the action nor the party defending the action thereby waives its right to Arbitration of any dispute, controversy or claim arising out of or in connection with or relating to this Agreement.
Section 5.9  Certificate of Non-Foreign Status.  Each of the undersigned declares that, to the best of the Organizer’s knowledge and belief, the following statements are true, correct and complete with respect to such Investor:
(a)  unless an Internal Revenue Service Form 4224 has been completed, each of the undersigned is not a foreign person for purposes of U.S. income taxation (i.e., the Organizer is not a nonresident alien, nor executing this document as an officer of a foreign corporation, as a partner in a foreign partnership, or as a fiduciary of a foreign employee benefit plan, foreign trust or foreign estate);
(b)  the following information, as provided by such Investor and contained elsewhere in the subscription documents is true, correct and complete: the U.S. taxpayer or employee identification number (e.g., social security number) and the home address; and
(c)  the undersigned agrees to inform the Bank promptly if the undersigned becomes a nonresident alien.
Section 5.10  Director Benefits.  To the extent permissible under applicable state and federal laws and regulations, directors of the Bank may be afforded directors fees and benefits consistent with those generally provided to directors of the Company’s other financial institution subsidiaries.
Section 5.11  Non-Compete, Solicitation of Customers or Employees.
(a)  In addition to such duties as may be applicable to Organizers serving as officers or directors of the Bank, each of the Organizers agrees that he, she or it will use their best efforts to promote the interests of the Bank in the Market Area and consistent with the business plans and strategies as may be adopted by the Bank from time to time, but in each case only to the extent permitted by applicable laws and regulations.  Each of the Organizers further agrees that he, she or it will not, without the prior written consent of all of the holders of Bank Stock, From the date of this Agreement until twelve (12) months after such Organizer has sold all of his, her or its Bank Stock,  directly or indirectly (i) own, manage, operate, control, or finance a Financial Institution (as defined below) to provide community banking services within the Market Area; (ii) serving as the agent, broker or representative of, or otherwise assisting, any person or entity in establishing or acquiring a Financial Institution to provide community banking services within the Market Area; (iii) directly or indirectly serve as an employee, officer or director of a Financial Institution providing community banking services within the Market Area; or (iv) provide consulting services relating to community banking services relative to the Market area for a Financial Institution, either currently located within the Market Area or attempting to enter the Market Area.
For purposes of the foregoing, a “Financial Institution” means a bank, savings and loan association, credit union or similar financial institution, or any person, firm, partnership, corporation, trust or other entity which owns or operates any of the foregoing.  Notwithstanding anything contained herein to the contrary, and to eliminate any doubt, the provisions of this Agreement shall not prohibit each of the Organizers from continuing to conduct their current businesses, nor shall it prohibit the Company or any of its current subsidiaries and affiliates from continuing to engage in banking and lending activities within the Market Area.  Further, nothing contained in this Section 5.11 shall be deemed to prohibit the ownership by an Investor of up to two percent (2%) of the stock of a publicly-traded Financial Institution.
(b)  Commencing with the date of this Agreement and ending on the date that is two (2) years after the effective date of the sale by an Investor of all of his, her or its Bank Stock (the “Non-Solicitation Period”), such Investor shall not, directly or indirectly, call on, sell to, solicit banking business from or render banking services to any of the Bank’s customers who were customers of the Bank at the commencement of, and during, the Non-Solicitation Period, or recruit, persuade or attempt to recruit or persuade any employee of the Bank who was an employee of the Bank at the commencement of the Non-Solicitation Period and at the time of any such prohibited act, to leave the Bank’s employ, or to become employed by any other person or entity other than the Bank.  For purposes of clarification, and not by way of limitation, this Section 5.11 shall not prevent any Investor from calling on, selling to, or soliciting business from any Bank customer if the purpose of such activity is not related to any business or service which is at that time offered by the Bank to any of its customers.  Notwithstanding anything contained herein to the contrary, if any Investor is a party to an agreement with the Company, the Bank or the affiliates of either of them which other agreement contains similar non-solicitation provisions as contained in this Section 5.11, then the Non-Solicitation Period applicable to such Investor shall be the longer of the Non-Solicitation Period in this Section 5.11, or the period contained in such other similar agreement.
Section 5.12  Affiliate Services.  The Organizers acknowledge and agree that the Bank will, from time to time, purchase certain product, operations, compliance, accounting and other standard support and services from the Company and its affiliates and that the Company determines are best provided on a pooled or combined basis, subject to applicable affiliate transaction regulations and provided that the charges for such support and services is allocated among the Bank and the Company’s other subsidiaries based upon the method or allocation used by the Company for its other subsidiaries.
Section 5.13  Federal and State Securities and Other Laws.  Each of the undersigned should also be aware of the following additional considerations:
THE INVESTMENTS EVIDENCED BY THIS AGREEMENT ARE NOT, AND THE STOCK TO BE ISSUED WILL NOT BE, SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENT AGENCY OR OTHERWISE.
THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATES OR UNDER OTHER APPLICABLE BANKING LAWS OR REGULATIONS.  SUCH INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF SUCH INTERESTS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[Signatures are on following pages.]

Signatures
In witness whereof, this Agreement has been executed by the undersigned Organizers on the date(s) indicated below:

Agent                                                                                     President
____________________                                _______________________
John K. Schmidt                                                                 Catherine T. Kelly

Company

Heartland Financial USA, Inc.

By _________________________________
  Its ________________________________

Address:

[Investor Signatures on Following Pages]

INVESTOR SIGNATURES
By signing where indicated below and subject to acceptance by the Company, I/we hereby agree to the terms and conditions of the Subscription and Shareholder Agreement, dated as of _________ ___, 2007, by and among Heartland Financial USA, Inc. and such other investors as may enter into such agreement from time to time, and relating to the organization and capitalization of the Bank (the “Agreement”) and hereby subscribe for the purchase of ___ shares of Bank Stock, for an aggregate investment of ___________________________ Dollars ($_________).

Pursuant to the terms and conditions of the Agreement, I/we further acknowledge, represent and warrant to the Organizers that:

(A)	The manner in which title to Bank Stock is to be held is as:

	Individual		Joint Tenants with Right of
	Trust	Survivorship
                                                                                                   Family Limited Partnership

(B)	The name in which title is to be held (Please Print—the certificates will be issued in this name):

(C)	The Address of my/our domicile and bona fide residence is :

            ________________________
Street

            ________________________
                City, State and Zip Code

(D)	My/our Social Security or Tax ID Numbers (Both if grantor trust or partnership) is/are:

(E)           Accredited Status.  I/we further represent and warrant as follows (CHECK AS APPLICABLE):

ACCREDITED INVESTOR

______ (i)
The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.  (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

______ (ii)	The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.
______ (iii)
The undersigned is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

______ (iv)	The undersigned is an actual or proposed director or executive officer of the Bank.

______ (v)
The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (i) through (iv) above.  (If relying on this category alone, each equity owner must complete a separate copy of this Agreement.)

NON-ACCREDITED INVESTOR

______ (vi)
The undersigned does not meet any of the financial qualifications set forth in (i)-(v) above, but represents, either alone or with its purchaser representative, that the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in Bank Stock.  If relying on a purchaser representative, please provide name, address and telephone number:

(F)	Signatures:

(i)	Individual Signatures (If you are purchasing as joint tenants or tenants in common, both parties must sign):

(ii)	Trust or Family Limited Partnership

 (Name of entity)

By  ______________________
     Its ____________________

Date:   _____________ , 2007

Accepted by Heartland Financial USA, Inc., as of the date indicated above

Heartland Financial USA, Inc.

By ______________________
 Its  _____________________